EXHIBIT 3.1

INVESCO REAL ESTATE INCOME TRUST INC.

SECOND ARTICLES OF AMENDMENT AND RESTATEMENT

FIRST: Invesco Real Estate Income Trust Inc., a Maryland corporation (the “Corporation”), desires to amend and restate its charter as currently in effect and as hereinafter amended.

SECOND: The following provisions, together with the description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the 12.5% Series A Redeemable Cumulative Preferred Stock attached hereto as Exhibit A, which is incorporated herein by reference and made a part hereof, are all the provisions of the charter currently in effect and as hereinafter amended:

ARTICLE I

NAME

The name of the corporation (which is hereinafter called the “Corporation”) is: Invesco Real Estate Income Trust Inc.

ARTICLE II

PURPOSES AND POWERS

The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

ARTICLE III

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville Timonium, Maryland 21093-2264. The name and address of the resident agent of the Corporation are The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville Timonium, Maryland 21093-2264. The resident agent is a Maryland corporation.

ARTICLE IV

DEFINITIONS

As used in the Charter, the following terms shall have the following meanings unless the context otherwise requires:

“Acquisition Expenses” shall mean any and all expenses, exclusive of Acquisition Fees, incurred by the Corporation, the Adviser or any Affiliate of either in connection with the selection and acquisition of any assets, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses and title insurance premiums and the costs of performing due diligence.

“Acquisition Fee” shall mean any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Corporation or the Adviser) in connection with making or investing in Mortgages or Real Estate-Related Securities or the purchase, development or construction of a Property, including real estate commissions, selection fees, Development Fees, Construction Fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature. Excluded shall be Development Fees and Construction Fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of a project.

“Adviser” shall mean the Person appointed, employed or contracted with by the Corporation pursuant to Section 8.1 hereof and responsible for directing or performing the day-to-day business affairs of the Corporation, including any Person to whom the Adviser subcontracts all or substantially all of such functions.

“Advisory Agreement” shall mean the agreement between the Corporation and the Adviser pursuant to which the Adviser will direct or perform the day-to-day business affairs of the Corporation.

“Affiliate” shall mean, with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person, including any partnership in which such Person is a general partner; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

“Aggregate Share Ownership Limit” shall mean 9.9%, in value or number of shares, whichever is more restrictive, of the aggregate of the outstanding Shares, or such other percentage determined by the Board of Directors in accordance with Section 6.1.8 of the Charter.

“Asset” of the Corporation shall mean any Property, Mortgage, Real Estate-Related Security or other asset owned by the Corporation, directly or indirectly through one or more of its Affiliates.

“Average Invested Assets” shall mean, for a specified period, the average of the aggregate book value of the Assets of the Corporation invested, directly or indirectly, in equity interests in and loans secured by real estate, including all Properties, Mortgages and Real Estate-Related Securities and consolidated and unconsolidated Joint Ventures or other partnerships, before deducting depreciation, amortization, impairments, bad debt reserves or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

“Beneficial Ownership” shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Bidder” shall have the meaning as provided in Section 11.7(a) herein.

“Board” or “Board of Directors” shall mean the Board of Directors of the Corporation.

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“Bylaws” shall mean the Bylaws of the Corporation, as amended from time to time.

“Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 6.2.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

“Charitable Trust” shall mean any trust provided for in Section 6.2.1.

“Charitable Trustee” shall mean the Person unaffiliated with the Corporation and a Prohibited Owner that is appointed by the Corporation to serve as Trustee of the Charitable Trust.

“Charter” shall mean the charter of the Corporation.

“Class D Common Shares” shall have the meaning as provided in Section 5.1 herein.

“Class D Conversion Rate” shall mean the fraction, the numerator of which is the Class D NAV Per Share and the denominator of which is the Class I NAV Per Share.

“Class D NAV Per Share” shall mean the net asset value of the Corporation allocable to the Class D Common Shares (including any reduction for Stockholder Servicing Fees as described in the Prospectus), determined as described in the Prospectus, divided by the number of outstanding Class D Common Shares.

“Class E Common Shares” shall have the meaning as provided in Section 5.1 herein.

“Class E Conversion Rate” shall mean the fraction, the numerator of which is the Class E NAV Per Share and the denominator of which is the Class I NAV Per Share.

“Class E NAV Per Share” shall mean the net asset value of the Corporation allocable to the Class E Common Shares (including any reduction for Stockholder Servicing Fees as described in the Prospectus), determined as described in the Prospectus, divided by the number of outstanding Class E Common Shares.

“Class I Common Shares” shall have the meaning as provided in Section 5.1 herein.

“Class I NAV Per Share” shall mean the net asset value of the Corporation allocable to the Class I Common Shares (including any reduction for Stockholder Servicing Fees as described in the Prospectus), determined as described in the Prospectus, divided by the number of outstanding Class I Common Shares.

“Class N Common Shares” shall have the meaning as provided in Section 5.1 herein.

“Class N Conversion Rate” shall mean the fraction, the numerator of which is the Class N NAV Per Share and the denominator of which is the Class I NAV Per Share.

“Class N NAV Per Share” shall mean the net asset value of the Corporation allocable to the Class N Common Shares (including any reduction for Stockholder Servicing Fees as described in the Prospectus), determined as described in the Prospectus, divided by the number of outstanding Class N Common Shares.

“Class S Common Shares” shall have the meaning as provided in Section 5.1 herein.

“Class S Conversion Rate” shall mean the fraction, the numerator of which is the Class S NAV Per Share and the denominator of which is the Class I NAV Per Share.

“Class S NAV Per Share” shall mean the net asset value of the Corporation allocable to the Class S Common Shares (including any reduction for Stockholder Servicing Fees as described in the Prospectus), determined as described in the Prospectus, divided by the number of outstanding Class S Common Shares.

“Class T Common Shares” shall have the meaning as provided in Section 5.1 herein.

“Class T Conversion Rate” shall mean the fraction, the numerator of which is the Class T NAV Per Share and the denominator of which is the Class I NAV Per Share.

“Class T NAV Per Share” shall mean the net asset value of the Corporation allocable to the Class T Common Shares (including any reduction for Stockholder Servicing Fees as described in the Prospectus), determined as described in the Prospectus, divided by the number of outstanding Class T Common Shares.

“Code” shall have the meaning as provided in Article II herein.

“Commencement of the Initial Public Offering” shall mean the date that the SEC declares effective the registration statement filed under the Securities Act for the Initial Public Offering.

“Common Share Ownership Limit” shall mean 9.9% (in value or in number of Common Shares, whichever is more restrictive) of the aggregate of the outstanding Common Shares, or such other percentage determined by the Board of Directors in accordance with Section 6.1.8 of the Charter.

“Common Shares” shall have the meaning as provided in Section 5.1 herein.

“Competitive Real Estate Commission” shall mean a real estate or brokerage commission paid for the purchase or Sale of a Property that is reasonable, customary and competitive in light of the size, type and location of the Property.

“Construction Fee” shall mean a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or provide major repairs or rehabilitations on a Property.

“Constructive Ownership” shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Contract Purchase Price” shall mean the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a Property or the amount of funds advanced with respect to a Mortgage, or the amount actually paid or allocated in respect of the purchase of other Assets of the Corporation, in each case exclusive of Acquisition Fees and Acquisition Expenses.

“Corporation” shall have the meaning as provided in Article I herein.

“Dealer Manager” shall mean such Person selected by the Board to act as the dealer manager for an Offering.

“Development Fee” shall mean a fee for the packaging of a Property, including the negotiation and approval of plans, and any assistance in obtaining zoning and necessary variances and financing for a specific Property, either initially or at a later date.

“Directors” shall have the meaning as provided in Section 7.1 herein.

“Distributions” shall mean any distributions (as such term is defined in Section 2-301 of the MGCL), pursuant to Section 5.5 hereof, by the Corporation to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

“11.7(b) notice” shall have the meaning as provided in Section 11.7 herein.

“Excepted Holder” shall mean a Stockholder for whom an Excepted Holder Limit is created by the Board of Directors pursuant to Section 6.1.7.

“Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 6.1.7 and subject to adjustment pursuant to Section 6.1.8, the percentage limit established by the Board of Directors pursuant to Section 6.1.7.

“Excess Amount” shall have the meaning as provided in Section 8.8 herein.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

“Gross Proceeds” shall mean the aggregate purchase price of all Shares sold for the account of the Corporation through an Offering, without deduction for Selling Commissions. Solely for the purpose of computing Gross Proceeds in Section 5.2.2(c), the purchase price of any Class D Common Share, Class E Common Share, Class I Common Share, Class N Common Share, Class S Common Share, or Class T Common Share shall be deemed to be the full, non-discounted offering price at the time of purchase of each such Share.

“Indemnitee” shall have the meaning as provided in Section 12.2(b) herein.

“Independent Appraiser” shall mean a Person with no material current or prior business or personal relationship with the Adviser or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of Real Property and/or other Assets of the type held by the Corporation. Membership in a nationally recognized appraisal society such as the Appraisal Institute shall be conclusive evidence of being engaged to a substantial extent in the business of rendering opinions regarding the value of Real Property.

“Independent Director” shall mean a Director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with the Sponsor or the Adviser by virtue of (i) ownership of an interest in the Sponsor, the Adviser or any of their Affiliates, other than an interest in the Corporation or an interest that is not material in any other Affiliate, (ii) employment by the Sponsor, the Adviser or any of their Affiliates, (iii) service as an officer or director of the Sponsor, the Adviser or any of their Affiliates, (iv) performance of services, other than as a Director, for the Corporation, (v) service as a director or trustee of more than three REITs organized by the Sponsor or advised by the Adviser or (vi) maintenance of a material business or professional relationship with the Sponsor, the Adviser or any of their Affiliates. A business or professional relationship is considered “material” if the aggregate gross income derived by the Director from the Sponsor, the Adviser and their Affiliates exceeds 5% of either the Director’s annual gross income, derived from all sources, during either of the last two years or the Director’s net worth on a fair market value basis. An indirect association with the Sponsor or the Adviser shall include circumstances in which a Director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Sponsor, the Adviser, any of their Affiliates or the Corporation.

“Initial Date” shall mean the date on which the Corporation commences the Initial Private Placement, as set forth in the Memorandum; provided, however, that following any Restriction Termination Date, the term “Initial Date” shall mean the date on which the Corporation files, and the SDAT accepts for record, a Certificate of Notice setting forth the determination of the Board of Directors that it is in the best interests of the Corporation to attempt to qualify or requalify as a REIT.

“Initial Investment” shall mean that portion (i.e., $200,000) of the initial capitalization of the Corporation contributed by the Sponsor or its Affiliates pursuant to Section II.A. of the NASAA REIT Guidelines.

“Initial Private Placement” shall mean the offer and sale of Class N Common Shares by the Corporation pursuant to the Memorandum in a private offering not registered under the Securities Act.

“Initial Public Offering” shall mean the first Public Offering.

“Invested Capital” shall mean the amount calculated by multiplying the total number of Shares purchased by Stockholders by the issue price of such Shares at the time of such purchase, reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and by any amounts paid by the Corporation to repurchase Shares pursuant to the Corporation’s plan for the repurchase of Shares.

“Joint Ventures” shall mean those joint venture or partnership arrangements (other than the Operating Partnership) in which the Corporation or any of its subsidiaries is a co-venturer or general partner established to acquire or hold Assets of the Corporation.

“Leverage” shall mean the aggregate amount of indebtedness of the Corporation for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

“Listing” shall mean the listing of any or all of the Common Shares on a national securities exchange. Upon such Listing, the Common Shares shall be deemed Listed.

“Market Price” on any date shall mean, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date. The “Closing Price” on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Shares are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Shares are listed or admitted to trading or, if such Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Shares are not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board of Directors or, in the event that no trading price is available for such Shares, the net asset value of such Shares as most recently disclosed by the Corporation.

“Memorandum” shall mean the Corporation’s confidential private placement memorandum with respect to the offer and sale of up to $150 million of Class N Common Shares in the Initial Private Offering, as it may be supplemented, amended or restated from time to time.

“MGCL” shall mean the Maryland General Corporation Law, as amended from time to time.

“Mortgages” shall mean, in connection with any mortgage financing that the Corporation makes or invests in, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

“NASAA REIT Guidelines” shall mean the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association on May 7, 2007.

“Net Assets” shall mean the total Assets (other than intangibles) at cost, before deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities, calculated at least quarterly by the Corporation on a basis consistently applied.

“Net Income” shall mean for any period, the Corporation’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to, or allowances for, non-cash charges such as depreciation, amortization, impairments and reserves for bad debt or other similar non-cash reserves. If the Adviser receives an Incentive Fee pursuant to Section 8.6 hereof, Net Income, for purposes of calculating Total Operating Expenses in Section 8.8 hereof, shall exclude any gain from the sale of the Assets of the Corporation.

“Non-Compliant Tender Offer” shall have the meaning as provided in Section 11.7 herein.

“NYSE” shall mean the New York Stock Exchange.

“Offering” shall mean any offering of Shares for the account of the Corporation.

“Operating Partnership” shall mean Invesco REIT Operating Partnership LP, a Delaware limited partnership, through which the Corporation may own Assets.

“Organization and Offering Expenses” shall mean any and all costs and expenses incurred by the Corporation and to be paid from the Assets of the Corporation in connection with the formation of the Corporation and the qualification and registration of an Offering, and the marketing and distribution of Shares, including, without limitation, total underwriting and brokerage discounts and commissions, costs related to investor and broker-dealer sales meetings, fees and expenses of the underwriters’ attorneys, expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses, charges of transfer agents, registrars, trustees, escrow holders, depositories and experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of the Shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.

“Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other legal entity and, for purposes of Article VI herein (and all defined terms used in such Article), also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act and a group to which an Excepted Holder Limit applies.

“Position Statement” shall have the meaning as provided in Section 11.7 herein.

“Preferred Shares” shall have the meaning as provided in Section 5.1 herein.

“Private Placement” shall mean an unregistered private offering of Shares pursuant to applicable exemptions from registration under the Securities Act.

“Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Article VI herein, would Beneficially Own or Constructively Own Shares in violation of Section 6.1.1, and, if appropriate in the context, shall also mean any Person who would have been the record owner of Shares that the Prohibited Owner would have so owned.

“Property” or “Properties” shall mean, as the context requires, any, or all, respectively, of the Real Property acquired by the Corporation, directly or indirectly, including through joint venture arrangements or other partnership or investment interests.

“Prospectus” shall mean the prospectus included in the most recent effective registration statement filed by the Corporation with the SEC with respect to the applicable Public Offering, as such prospectus may be amended or supplemented from time to time.

“Public Offering” shall mean any offering of Shares by the Corporation pursuant to a Prospectus contained in a registration statement filed with the SEC under the Securities Act (including, without limitation, the Initial Public Offering).

“Real Estate-Related Securities” shall mean equity and debt securities of both publicly traded and private companies, including REITs and pass-through entities, that own Real Property or loans secured by real estate, including investments in commercial mortgage-backed securities and derivative instruments, owned by the Corporation directly or indirectly through one or more of its Affiliates.

“Real Property” shall mean land, rights in land (including leasehold interests) and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

“Reinvestment Plan” shall have the meaning as provided in Section 5.10 herein.

“Reinvestment Proceeds” shall mean, with respect to any Share issued pursuant to a Reinvestment Plan, the net asset value of the Corporation allocable to the Shares of such class, determined as described in the Prospectus, divided by the number of outstanding Shares of such class, at the time of issuance.

“REIT” shall mean a corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both as defined pursuant to the REIT Provisions of the Code.

“REIT Provisions of the Code” shall mean Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

“Rescission Notice” shall have the meaning as provided in Section 11.7 herein.

“Restriction Termination Date” shall mean the first day after the Initial Date on which the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in order for the Corporation to qualify as a REIT.

“Roll-Up Entity” shall mean a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

“Roll-Up Transaction” shall mean a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Corporation and the issuance of securities of a Roll-Up Entity to the holders of Common Shares. Such term does not include:

(a) a transaction involving securities of the Corporation that have been listed on a national securities exchange for at least twelve months; or

(b) a transaction involving the conversion to corporate, trust or association form of only the Corporation, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i)	voting rights of the holders of Common Shares;

(ii)	the term of existence of the Corporation;

(iii)	Sponsor or Adviser compensation; or

(iv)	the Corporation’s investment objectives.

“Sale” shall include any transaction or series of transactions whereby: (A) the Corporation or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Corporation or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys or relinquishes its ownership of all or substantially all of the interest of the Corporation or the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the Corporation or the Operating Partnership is a co-venturer or partner directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (D) the Corporation or the Operating Partnership directly or indirectly

(except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Mortgage or Real Estate-Related Security or portion thereof, including any payments thereunder or in satisfaction thereof (other than regularly scheduled interest payments) or any amounts owed pursuant to such Mortgage or Real Estate-Related Security, and including any event with respect to any Mortgage or Real Estate-Related Security which gives rise to a significant amount of insurance proceeds or similar awards; and (E) the Corporation or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys or relinquishes its ownership of any other Asset not previously described in this definition or any portion thereof.

“SDAT” shall have the meaning as provided in Section 5.4 herein.

“SEC” shall mean the U. S. Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Selling Commissions” shall mean any and all up-front fees and commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of Shares, including, without limitation, up-front fees or commissions payable to the Dealer Manager.

“Shares” shall mean shares of stock of the Corporation of any class or series, including Common Shares or Preferred Shares.

“Soliciting Dealers” shall mean those broker-dealers that are members of the Financial Industry Regulatory Authority, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Dealer Manager to sell Shares.

“Sponsor” shall mean any Person that (i) is directly or indirectly instrumental in organizing, wholly or in part, the Corporation or (ii) will control, manage or participate in the management of the Corporation, and any Affiliate of such Person. A Person may also be deemed a Sponsor of the Corporation by: (a) taking the initiative, directly or indirectly, in founding or organizing the Corporation, either alone or in conjunction with one or more other Persons, (b) receiving a material participation in the Corporation in connection with the founding or organizing of the business of the Corporation, in consideration of services or property, or both services and property, (c) having a substantial number of relationships and contacts with the Corporation, (d) possessing significant rights to control Properties, (e) receiving fees for providing services to the Corporation which are paid on a basis that is not customary in the industry or (f) providing goods or services to the Corporation on a basis which was not negotiated at arm’s-length with the Corporation. “Sponsor” does not include any Person whose only relationship with the Corporation is that of an independent property manager and whose only compensation is as such, or wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.

“Stockholder List” shall have the meaning as provided in Section 11.5 herein.

“Stockholder Servicing Fee” shall mean the stockholder servicing fee payable to the Dealer Manager and reallowable to soliciting dealers with respect to any class of Common Shares for which such fee is payable, as described in the Prospectus or Memorandum, as applicable.

“Stockholders” shall mean the holders of record of the Shares as maintained in the books and records of the Corporation or its transfer agent.

“Total Corporation-Level Underwriting Compensation” shall mean all underwriting compensation paid or incurred with respect to an Offering from all sources, determined pursuant to the rules and guidance of the Financial Industry Regulatory Authority, Inc., including Stockholder Servicing Fees and Selling Commissions.

“Total Operating Expenses” shall mean all costs and expenses paid or incurred by the Corporation, as determined under generally accepted accounting principles, including advisory fees, but excluding: (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) property level expenses incurred at each property, (iii) interest payments, (iv) taxes, (v) non-cash expenditures such as depreciation, amortization and bad debt reserves, (vi) incentive fees paid in compliance with Section 8.6, (vii) Acquisition Fees and Acquisition Expenses, (viii) real estate commissions on the Sale of Property and (ix) other fees and expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

“Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership of Shares or the right to vote or receive dividends on Shares, or any agreement to take any such actions or cause any such events, including (i) the granting or exercise of any option (or any disposition of any option), (ii) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (iii) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

“2%/25% Guidelines” shall have the meaning as provided in Section 8.8 herein.

“Unimproved Real Property” shall mean Property (i) in which the Corporation has an equity interest that was not acquired for the purpose of producing rental or other operating income, (ii) that has no development or construction in process and (iii) for which no development or construction is planned, in good faith, to commence within one year.

ARTICLE V

STOCK

Section 5.1 Authorized Shares. The Corporation has authority to issue 3,700,000,000 Shares, consisting of 3,600,000,000 shares of common stock, $0.01 par value per share (the “Common Shares”), 600,000,000 of which are classified as Class D Common Stock (the “Class D Common Shares”), 600,000,000 of which are classified as Class E Common Stock (the “Class E Common Shares”), 600,000,000 of which are classified as Class I Common Stock (the “Class I Common Shares”), 600,000,000 of which are classified as Class N Common Stock (the “Class N Common Shares”), 600,000,000 of which are classified as Class S Common Stock (the “Class S Common Shares”), and 600,000,000 of which are classified as Class T Common Stock (the “Class T Common Shares”), and 100,000,000 shares of preferred stock, $0.01 par value per share (the “Preferred Shares”). The aggregate par value of all authorized Shares having par value is $37,000,000. All Shares shall be fully paid and non-assessable when issued. The Board may classify or reclassify any unissued Common Shares from time to time into one or more classes or series of Shares. If Shares of one class are classified or reclassified into Shares of another class pursuant to this Article V, the number of authorized Shares of the former class shall be automatically decreased and the number of Shares of the latter class shall be automatically increased, in each case by the number of Shares so classified or reclassified, so that the aggregate number of Shares of all classes that the Corporation has authority to issue shall not be more than the total number of Shares set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board and without any action by the Stockholders, may amend the Charter from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class or series that the Corporation has authority to issue.

Section 5.2 Common Shares.

Section 5.2.1 Voting Rights. Subject to the provisions of Article VI and except as may otherwise be specified in the Charter, each Common Share shall entitle the holder thereof to one vote per share on all matters upon which Stockholders are entitled to vote pursuant to Section 11.2 hereof. Except as may be provided otherwise in the Charter, the holders of the Common Shares shall have the exclusive right to vote on all matters (as to which a common stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the Stockholders. The holders of Common Shares shall vote together as a single class on all actions to be taken by the Stockholders; provided, however, that with respect to (a) any amendment of the Charter that would materially and adversely affect the rights, preferences and privileges of only a particular class of Common Shares, (b) any matter submitted to Stockholders that relates solely to a particular class of Common Shares or (c) any matter submitted to Stockholders in which the interests of a particular class of Common Shares differ from the interests of all other classes of Common Shares, only the affirmative vote of the holders of a majority of such affected class of Common Shares, with no other class of Common Shares voting except such affected class of Common Shares voting as a separate class, shall be required.

Section 5.2.2 Conversion of Class N Common Shares, Class E Common Shares, Class T Common Shares, Class S Common Shares and Class D Common Shares. Each Class N Common Share, Class E Common Share, Class T Common Share, Class S Common Share and Class D Common Share held in a Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into a number of Class I Common Shares equal to the Class N Conversion Rate, Class E Conversion Rate, Class T Conversion Rate, Class S Conversion Rate or Class D Conversion Rate, respectively, on the earliest of (a) a Listing of Class I Common Shares, (b) a merger or consolidation of the Corporation with or into another entity or the sale or other disposition of all or substantially all of the Corporation’s assets, in each case in a transaction in which the Stockholders receive cash or securities listed on a national securities exchange, (c) the end of the month in which the Dealer Manager in conjunction with the Corporation’s transfer agent determines that total Selling Commissions, Dealer Manager Fees and Stockholder Servicing Fees paid with respect to the Shares held by such Stockholder within such account would exceed, in the aggregate, 8.75% of the sum of the Gross Proceeds from the sale of such Shares and the aggregate Reinvestment Proceeds of any Shares issued under a Reinvestment Plan upon the reinvestment of the Distributions paid with respect to such Shares or with respect to any Shares issued under a Reinvestment Plan directly or indirectly attributable to such Shares (or, solely with respect to the Class T Common Shares, a lower limit as set forth in the applicable agreement between the Dealer Manager and a Soliciting Dealer at the time such Class T Common Shares were issued), and (d) after termination of the primary portion of the Offering in which such Class N Common Shares, Class E Common Shares, Class T Common Shares, Class S Common Shares and Class D Common Shares were sold, the end of the month in which the Corporation, with the assistance of the Dealer Manager, determines that Total Corporation-Level Underwriting Compensation paid with respect to such Offering is equal to ten percent of the Gross Proceeds of the primary portion of such Offering.

Section 5.2.3 Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any Distribution of the assets of the Corporation, the aggregate assets of the Corporation available for Distribution to holders of the Common Shares shall be determined in accordance with applicable law. Immediately before any liquidation, dissolution or winding up, or any distribution of the assets of the Corporation pursuant to a plan of liquidation, dissolution or winding up, Class D Common Shares will automatically convert to Class I Common Shares at the Class D Conversion Rate, Class E Common Shares will automatically convert to Class I Common Shares at the Class E Conversion Rate, Class N Common Shares will automatically convert to Class I Common Shares at the Class N Conversion Rate, Class S Common Shares will automatically convert to Class I Common Shares at the Class S Conversion Rate and Class T Common Shares will automatically convert to Class I Common Shares at the Class T Conversion Rate. Following such conversion, the aggregate assets of the Corporation available for Distribution to holders of the Common Shares, or the proceeds therefrom, shall be distributed to each holder of Class I Common Shares, ratably with each other holder of Class I Common Shares, which will include all converted Class T Common Shares, Class S Common Shares and Class D Common Shares, in such proportion as the number of outstanding Class I Common Shares held by such holder bears to the total number of outstanding Class I Common Shares then outstanding.

Section 5.3 Preferred Shares. The Board may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series from time to time, into one or more classes or series of Shares; provided, however, that, following the Commencement of the Initial Public Offering, the voting rights per Share (other than any publicly held Share) sold in a Private Placement shall not exceed the voting rights which bear the same relationship to the voting rights of a publicly held Share as the consideration paid to the Corporation for each privately offered Share bears to the book value of each outstanding publicly held Share.

Section 5.4 Classified or Reclassified Shares. Prior to the issuance of classified or reclassified Shares of any class or series, the Board by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of Shares to be included in the class or series; (c) set or change, subject to the provisions of Article VI and subject to the express terms of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other Distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland (“SDAT”). Any of the terms of any class or series of Shares set or changed pursuant to Section 5.4(c) may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the articles supplementary or other charter document.

Section 5.5 Distributions. The Board of Directors may from time to time authorize the Corporation to declare and pay to Stockholders such dividends or other Distributions in cash or other assets of the Corporation or in securities of the Corporation, including in Shares of one class payable to holders of Shares of another class, or from any other source as the Board of Directors in its discretion shall determine. The Board of Directors shall endeavor to authorize the Corporation to declare and pay such dividends and other Distributions as shall be necessary for the Corporation to qualify as a REIT under the Code; provided, however, Stockholders shall have no right to any dividend or other Distribution unless and until authorized by the Board and declared by the Corporation. The exercise of the powers and rights of the Board of Directors pursuant to this Section 5.5 shall be subject to the provisions of any class or series of Shares at the time outstanding. The receipt by any Person in whose name any Shares are registered on the records of the Corporation or by his or her duly authorized agent shall be a sufficient discharge for all dividends or other Distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof. Following the Commencement of the Initial Public Offering, distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for the dissolution of the Corporation and the liquidation of its assets in accordance with the terms of the Charter or distributions of in-kind property in which (a) the Board advises each Stockholder of the risks associated with direct ownership of the property, (b) the Board offers each Stockholder the election of receiving such in-kind property distributions and (c) in-kind property distributions are made only to those Stockholders that accept such offer.

Section 5.6 Charter and Bylaws. The rights of all Stockholders and the terms of all Shares are subject to the provisions of the Charter and the Bylaws.

Section 5.7 No Issuance of Share Certificates. Unless otherwise provided by the Board of Directors, the Corporation shall not issue stock certificates. A Stockholder’s investment shall be recorded on the books of the Corporation. To transfer his or her Shares, a Stockholder shall submit an executed form to the Corporation, which form shall be provided by the Corporation upon request. Such transfer will also be recorded on the books of the Corporation. Upon issuance or transfer of Shares, the Corporation will provide the Stockholder with information concerning his or her rights with regard to such Shares, as required by the Bylaws and the MGCL or other applicable law.

Section 5.8 Suitability of Stockholders. Until Listing, the following provisions shall apply to the sale of Shares to the public pursuant to the Initial Public Offering or any other Public Offering:

Section 5.8.1 Investor Suitability Standards. Subject to suitability standards established by individual states, to purchase Common Shares, if such prospective Stockholder is an individual (including an individual beneficiary of a purchasing individual retirement account), or if the prospective Stockholder is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, must represent to the Corporation, among other requirements as the Corporation may require from time to time:

(a) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a minimum annual gross income of $70,000 and a net worth (excluding home, furnishings and automobiles) of not less than $70,000; or

(b) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a net worth (excluding home, furnishings and automobiles) of not less than $250,000.

Section 5.8.2 Determination of Suitability of Sale. In connection with the Initial Public Offering or any other Public Offering, the Sponsor and each Person selling Common Shares on behalf of the Corporation and each broker or dealer or registered investment adviser recommending the purchase of Shares to a customer shall make every reasonable effort to determine that the purchase of Common Shares by a Stockholder is a suitable and appropriate investment for such Stockholder. In making this determination in connection with the Initial Public Offering or any other Public Offering, the Sponsor or each Person selling Common Shares on behalf of the Corporation, or each broker or dealer or registered investment adviser recommending the purchase of Shares to a customer shall ascertain that the prospective Stockholder: (a) meets the minimum income and net worth standards established for purchasing Common Shares; (b) can reasonably benefit from an investment in Common Shares based on the prospective Stockholder’s overall investment objectives and portfolio structure; (c) is able to bear the economic risk of the investment based on the prospective Stockholder’s overall financial situation; and (d) has apparent understanding of (i) the fundamental risks of the investment; (ii) the risk that the Stockholder may lose the entire investment; (iii) the lack of liquidity of the Common Shares; (iv) the restrictions on transferability of the Common Shares; and (v) the tax consequences of the investment.

The Sponsor or each Person selling Common Shares on behalf of the Corporation, or each broker or dealer or registered investment adviser recommending the purchase of Shares to a customer. shall make this determination with respect to each prospective Stockholder on the basis of information it has obtained from or on behalf of such prospective Stockholder, including information indirectly obtained from a prospective stockholder through such stockholder’s investment adviser, financial advisor or bank acting as a fiduciary. Relevant information for this purpose will include at least the age, investment objectives, investment experiences, income, net worth, financial situation and other investments of the prospective Stockholder, as well as any other pertinent factors.

The Sponsor or each Person selling Common Shares on behalf of the Corporation, or each broker or dealer or registered investment adviser recommending the purchase of Shares to a customer shall maintain records of the information used to determine that an investment in Common Shares is suitable and appropriate for a Stockholder. The Sponsor or each Person selling Common Shares on behalf of the Corporation, or each broker or dealer or registered investment adviser recommending the purchase of Shares to a customer shall maintain these records for at least six years.

The Sponsor and each Person selling shares on behalf of the Corporation may each rely upon the following in satisfying its obligations under this Section 5.8.2: (i) the Person directly recommending the purchase of Common Shares to a customer if that Person is a FINRA member broker or dealer that has entered into a selling agreement with the Sponsor or the Corporation or their Affiliates or (ii) a registered investment adviser that has entered into an agreement with the Sponsor or the Corporation or their Affiliates.

Section 5.8.3 Minimum Investment and Transfer. Subject to certain individual state requirements and except with respect to the issuance of Common Shares under the Reinvestment Plan, no initial sale or transfer of Common Shares for value of less than $2,500, or such other amount as determined by the Board, will be permitted.

Section 5.9 Repurchase of Shares. The Board may establish, from time to time, a program or programs by which the Corporation voluntarily repurchases Shares from its Stockholders; provided, however, that such repurchase does not impair the capital or operations of the Corporation. Neither the Sponsor, the Adviser, any member of the Board or any Affiliate thereof may receive any fees arising out of the repurchase of Shares by the Corporation.

Section 5.10 Distribution Reinvestment Plans. The Board may establish, from time to time, a Distribution reinvestment plan or plans (each, a “Reinvestment Plan”). Under any such Reinvestment Plan, (a) all material information regarding Distributions to the holders of Common Shares and the effect of reinvesting such Distributions, including the tax consequences thereof, shall be provided to the holders of Common Shares not less often than annually, and (b) each holder of Common Shares participating in such Reinvestment Plan shall have a reasonable opportunity to withdraw from the Reinvestment Plan not less often than annually after receipt of the information required in clause (a) above.

ARTICLE VI

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 6.1 Shares.

Section 6.1.1 Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date, but subject to Section 6.3:

(a) Basic Restrictions.

(i) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Aggregate Share Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Common Shares in excess of the Common Share Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder.

(ii) No Person shall Beneficially Own or Constructively Own Shares to the extent that such Beneficial Ownership or Constructive Ownership of Shares would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii) Any Transfer of Shares that, if effective, would result in Shares being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(b) Transfer in Trust. If any Transfer of Shares occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 6.1.1(a)(i) or (ii),

(i) then that number of Shares the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 6.1.1(a)(i) or (ii) (rounded up to the nearest whole share) shall be automatically Transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 6.2, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Shares; or

(ii) if the Transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 6.1.1(a)(i) or (ii), then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 6.1.1(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

To the extent that, upon a transfer of Shares pursuant to this Section 6.1.1(b), a violation of any provision of this Article VI would nonetheless be continuing (for example where the ownership of Shares by a single Charitable Trust would violate the 100 stockholder requirement applicable to REITs), then Shares shall be transferred to that number of Charitable Trusts, each having a distinct Charitable Trustee and a Charitable Beneficiary or Beneficiaries that are distinct from those of each other Charitable Trust, such that there is no violation of any provision of this Article VI.

Section 6.1.2 Remedies for Breach. If the Board of Directors or its designee (including any duly authorized committee of the Board) shall at any time determine that a Transfer or other event has taken place that results in a violation of Section 6.1.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Shares in violation of Section 6.1.1 (whether or not such violation is intended), the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem Shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 6.1.1 shall automatically result in the Transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or its designee.

Section 6.1.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 6.1.1(a), or any Person who would have owned Shares that resulted in a Transfer to the Charitable Trust pursuant to the provisions of Section 6.1.1(b), shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT.

Section 6.1.4 Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

(a) every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder or as otherwise required by the Board of Directors) of the outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of Shares Beneficially Owned and a description of the manner in which such Shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and to ensure compliance with the Aggregate Share Ownership Limit, the Common Share Ownership Limit and the other restrictions set forth herein; and

(b) each Person who is a Beneficial or Constructive Owner of Shares and each Person (including the Stockholder of record) who is holding Shares for a Beneficial or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in order to determine the Corporation’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

Section 6.1.5 Remedies Not Limited. Subject to Section 7.10 of the Charter, nothing contained in this Section 6.1 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its Stockholders in preserving the Corporation’s status as a REIT.

Section 6.1.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 6.1, Section 6.2 or any definition contained in Article IV, the Board of Directors may determine the application of the provisions of this Section 6.1 or Section 6.2 with respect to any situation based on the facts known to it. In the event Section 6.1 or 6.2 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors may determine the action to be taken so long as such action is not contrary to the provisions of Article IV or Sections 6.1 or 6.2. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 6.1.2) acquired Beneficial Ownership or Constructive Ownership of Shares in violation of Section 6.1.1, such remedies (as applicable) shall apply first to the Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Shares based upon the relative number of the Shares held by each such Person.

Section 6.1.7 Exceptions.

(a) Subject to Section 6.1.1(a)(ii), the Board of Directors may exempt (prospectively or retroactively) a Person from the Aggregate Share Ownership Limit and the Common Share Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

(i) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary for the Board to ascertain that no individual’s Beneficial Ownership or Constructive Ownership of such Shares will violate Section 6.1.1(a)(i);

(ii) such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the judgment of the Board of Directors, rent from such tenant would not adversely affect the Corporation’s ability to qualify as a REIT, shall not be treated as a tenant of the Corporation); and

(iii) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 6.1.1 through 6.1.6) will result in such Shares being automatically Transferred to a Charitable Trust in accordance with Sections 6.1.1(b) and 6.2.

(b) Prior to granting any exception pursuant to Section 6.1.7(a), the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c) Subject to Section 6.1.1(a)(ii), an underwriter which participates in a Public Offering or a Private Placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Aggregate Share Ownership Limit, the Common Share Ownership Limit or both such limits, but only to the extent necessary to facilitate such Public Offering or Private Placement.

(d) The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (i) with the written consent of such Excepted Holder at any time, or (ii) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Share Ownership Limit.

Section 6.1.8 Increase or Decrease in Aggregate Share Ownership and Common Share Ownership Limits. Subject to Section 6.1.1(a)(ii), the Board of Directors may from time to time increase or decrease the Common Share Ownership Limit and the Aggregate Share Ownership Limit for one or more Persons and increase or decrease the Common Share Ownership Limit and the Aggregate Share Ownership Limit for all other Persons. No decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit will be effective for any Person whose percentage of ownership in Shares is in excess of such decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit, as applicable, until such time as such Person’s percentage of ownership in Shares equals or falls below the decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit, but any further acquisition of Shares in excess of such percentage ownership of Shares will be in violation of the Common Share Ownership Limit and/or Aggregate Share Ownership Limit and, provided further, that the new Common Share Ownership Limit and/or Aggregate Share Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the outstanding Shares.

Section 6.1.9 Legend. Any certificate representing Shares shall bear substantially the following legend:

The Shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its status as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s charter, (i) no Person may Beneficially Own or Constructively Own Common Shares in excess of 9.9% (in value or number of Common Shares) of the outstanding Common Shares unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own Shares in excess of 9.9% (in value or number of shares) of the total outstanding Shares, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Shares that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) any Transfer of Shares that, if effective, would result in Shares being beneficially owned by fewer than 100 Persons (as determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares. Any Person who Beneficially Own or Constructively Owns or attempts to Beneficially Own or Constructively Own Shares which cause or will cause a Person to Beneficially Own or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Corporation in writing (or, in the case of an attempted transaction, give at least 15 days prior written notice). If any of the restrictions on Transfer or ownership as set forth in (i), (ii) or (iii) above are violated, the Shares in excess or in violation of the above limitations will be automatically Transferred to a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem Shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described in (i), (ii) or (iii) above may be void ab initio.

Following the Commencement of the Initial Public Offering and until such time as the Common Shares are listed on a national securities exchange, to purchase Common Shares in a Public Offering, if such prospective Stockholder is an individual (including an individual beneficiary of a purchasing individual retirement account), or if the prospective Stockholder is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, must represent to the Corporation, among other requirements as the Corporation may require from time to time:

(a) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Common Shares) has a minimum annual gross income of $70,000 and a net worth (excluding home, furnishings and automobiles) of not less than $70,000; or

(b) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Common Shares) has a net worth (excluding home, furnishings and automobiles) of not less than $250,000. Subject to certain individual state requirements and except with respect to the issuance of Common Shares under the Reinvestment Plan, no transfer of Common Shares for value of less than $2,500, or such other amount as determined by the Board, will be permitted.

All capitalized terms in this legend have the meanings defined in the Corporation’s charter, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer and ownership, will be furnished to each holder of Shares on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a Stockholder on request and without charge. In the case of uncertificated Shares, the Corporation will send the holder of such Shares, on request and without charge, a written statement of the information otherwise required on certificates.

Section 6.2 Transfer of Shares in Trust.

Section 6.2.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 6.1.1(b) that would result in a Transfer of Shares to a Charitable Trust, such Shares shall be deemed to have been Transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such Transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the Transfer to the Charitable Trust pursuant to Section 6.1.1(b). The Charitable Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 6.2.6.

Section 6.2.2 Status of Shares Held by the Charitable Trustee. Shares held by the Charitable Trustee shall continue to be issued and outstanding Shares. The Prohibited Owner shall have no rights in the Shares held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Charitable Trustee, shall have no rights to dividends or other Distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Charitable Trust.

Section 6.2.3 Dividend and Voting Rights. The Charitable Trustee shall have all voting rights and rights to dividends or other Distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other Distribution paid prior to the discovery by the Corporation that Shares have been Transferred to the Charitable Trustee shall be paid by the recipient of such dividend or other Distribution to the Charitable Trustee upon demand and any dividend or other Distribution authorized but unpaid shall be paid when due to the Charitable Trustee. Any dividends or other Distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that Shares have been Transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee’s sole discretion) (a) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that Shares have been Transferred to the Charitable Trustee and (b) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Charitable Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VI, until the Corporation has received notification that Shares have been Transferred into a Charitable Trust, the Corporation shall be entitled to rely on its share transfer and other Stockholder records for purposes of preparing lists of Stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes and determining the other rights of Stockholders.

Section 6.2.4 Sale of Shares by Charitable Trustee. Within 20 days of receiving notice from the Corporation that Shares have been Transferred to the Charitable Trust, the Charitable Trustee shall sell the Shares held in the Charitable Trust to a Person, designated by the Charitable Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 6.1.1(a). Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 6.2.4. The Prohibited Owner shall receive the lesser of (a) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Charitable Trust and (b) the price per share received by the Charitable Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Shares held in the Charitable Trust. The Charitable Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other Distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 6.2.3 of this Article VI. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that Shares have been Transferred to the Charitable Trustee, such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 6.2.4, such excess shall be paid to the Charitable Trustee upon demand.

Section 6.2.5 Purchase Right in Shares Transferred to the Charitable Trustee. Shares Transferred to the Charitable Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per Share equal to the lesser of (a) the price per Share in the transaction that resulted in such Transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (b) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Charitable Trustee has sold the Shares held in the Charitable Trust pursuant to Section 6.2.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and other Distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 6.2.3 of this Article VI. The Corporation may pay the amount of such reduction to the Charitable Trustee for the benefit of the Charitable Beneficiary.

Section 6.2.6 Designation of Charitable Beneficiaries. By written notice to the Charitable Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (a) Shares held in the Charitable Trust would not violate the restrictions set forth in Section 6.1.1(a) in the hands of such Charitable Beneficiary and (b) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Section 6.3 NYSE Transactions. Nothing in this Article VI shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VI and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VI.

Section 6.4 Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VI.

Section 6.5 Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

ARTICLE VII

PROVISIONS FOR DEFINING, LIMITING

AND REGULATING CERTAIN POWERS OF THE

CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 7.1 Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of Directors of the Corporation (the “Directors”) shall be seven, which number may be increased or decreased from time to time pursuant to the Bylaws; provided, however, that, the total number of Directors shall not be fewer than the minimum number permitted by the MGCL (or, upon the Commencement of the Initial Public Offering, three) nor more than 15. A majority of the Directors shall be Independent Directors except for a period of up to 60 days after the death, removal or resignation of an Independent Director pending the election of such Independent Director’s successor. The names of the current Directors who shall serve until the next annual meeting of Stockholders and until their successors are duly elected and qualify are:

R. Scott Dennis

Paul S. Michaels

Beth A. Zayicek

James H. Forson

R. David Kelly

Paul E. Rowsey

Ray Nixon

These Directors may increase the number of Directors and fill any vacancy, whether resulting from an increase in the number of Directors or otherwise, on the Board of Directors prior to the first annual meeting of Stockholders in the manner provided in the Bylaws.

The Corporation elects, at such time as it becomes eligible to make the election provided for under Section 3-804(c) of the MGCL, that, except as may be provided by the Board of Directors in setting the terms of any class or series of Preferred Shares, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining Directors in office, even if the remaining Directors do not constitute a quorum, and any Director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is elected and qualifies. Notwithstanding the foregoing sentence, upon Commencement of the Initial Public Offering and if any remaining directors are Independent Directors, only Independent Directors shall nominate replacements for vacancies among the Independent Directors’ positions.

Section 7.2 Experience. Upon Commencement of the Initial Public Offering, each Director shall have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Corporation, and at least one of the Independent Directors shall have at least three years of relevant real estate experience.

Section 7.3 Committees. The Board may establish such committees as it deems appropriate, in its discretion, provided that, upon Commencement of the Initial Public Offering, the majority of the members of each committee shall be Independent Directors.

Section 7.4 Term. Except as may otherwise be provided in the terms of any Preferred Shares issued by the Corporation with respect to the termination after less than one year of the term of office of any Director elected by the holders of such Preferred Shares, each Director shall hold office for one year, until the next annual meeting of Stockholders and until his or her successor is duly elected and qualifies. Directors may be elected to an unlimited number of successive terms.

Section 7.5 Fiduciary Obligations. The Directors serve in a fiduciary capacity to the Corporation and have a fiduciary duty to the Stockholders, including a fiduciary duty to the Stockholders to supervise the relationship of the Corporation with the Adviser.

Section 7.6 Extraordinary Actions. Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of Shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of Shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 7.7 Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (including as compensation for the Independent Directors or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws. Following the Commencement of the Initial Public Offering, the issuance of Preferred Shares shall also be approved by a majority of Independent Directors not otherwise interested in the transaction, who shall have access at the Corporation’s expense to the Corporation’s legal counsel or to independent legal counsel.

Section 7.8 Preemptive Rights and Appraisal Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified Shares pursuant to Section 5.4 or as may otherwise be provided by contract approved by the Board of Directors, no holder of Shares shall, as such holder, have any preemptive right to purchase or subscribe for any additional Shares or any other Security that the Corporation may issue or sell. Holders of Shares shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors and upon such terms and conditions as may be specified by the Board of Directors, shall determine that such rights apply, with respect to all or any classes or series of Shares, to one or more transactions occurring after the date of such determination in connection with which holders of such Shares would otherwise be entitled to exercise such rights.

Section 7.9 Determinations by Board. The determination as to any of the following matters, made by or pursuant to the direction of the Board of Directors consistent with the Charter, shall be final and conclusive and shall be binding upon the Corporation and every holder of Shares:

(a) the amount of the Net Income for any period and the amount of assets at any time legally available for the payment of dividends, repurchase of Shares or the payment of other Distributions on Shares;

(b) the amount of paid-in surplus, Net Assets, other surplus, annual or other cash flow, funds from operations, net profit, Net Assets in excess of capital, undivided profits or excess of profits over losses on Sales of assets;

(c) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged);

(d) any interpretation or resolution of any ambiguity with respect to any provision of the Bylaws or the Charter, including, without limitation: (i) any of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other Distributions, qualifications or terms or conditions of redemption of any shares of any class or series of Shares, (ii) any provision of the definitions of any of the following: Affiliate, Independent Director and Sponsor, (iii) which amounts paid to the Adviser or its Affiliates are expenses connected with the ownership of real estate interests, loans or other property, (iv) which expenses are excluded from the definition of Total Operating Expenses, (v) whether expenses qualify as Organization and Offering Expenses, (vi) whether an investment is considered a commodity or commodity future contract and whether a futures contract is used solely for hedging purposes in connection with the Corporation’s ordinary business of investing in real estate assets, Mortgages and Real Estate-Related Securities as contemplated by Section 9.3(b), and (vii) whether substantial justification exists to invest in or make a Mortgage as contemplated by Section 9.3(d) because of the presence of other underwriting criteria;

(e) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or any Shares; the number of Shares of any class of the Corporation;

(f) any matter relating to the acquisition, holding and disposition of any assets of the Corporation;

(g) any interpretation of the terms and conditions of one or more agreements with any Person; or

(h) any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors; provided, however, that any determination by the Board of Directors as to any of the preceding matters shall not render invalid or improper any action taken or omitted prior to such determination and no Director shall be liable for making or failing to make such a determination.

Section 7.10 REIT Qualification. If the Corporation elects to qualify for federal income tax treatment as a REIT, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; provided, however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to qualify as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and Transfers set forth in Article VI is no longer required for REIT qualification.

Section 7.11 Board Action with Respect to Certain Matters. Following the Commencement of the Initial Public Offering, a majority of the Independent Directors must approve any Board action to which the following sections of the NASAA REIT Guidelines apply: II.A., II.C., II.F., II.G., IV.A., IV.B., IV.C., IV.D., IV.E., IV.F., IV.G., V.E., V.H., V.J., VI.A., VI.B.4, and VI.G.

Section 7.12 Ratification of Charter. At the first meeting of the Board of Directors at which a majority of the Board of Directors consists of Independent Directors, the Board of Directors and the Independent Directors shall each review and ratify the Charter by majority vote.

ARTICLE VIII

ADVISOR

Section 8.1 Appointment of Adviser and Initial Investment. The Board is responsible for setting the general policies of the Corporation and for the general supervision of its business conducted by officers, agents, employees, advisors or independent contractors of the Corporation. However, the Board is not required personally to conduct the business of the Corporation, and it may (but need not) appoint, employ or contract with any Person (including a Person that is an Affiliate of any Director) as an Adviser and may grant or delegate such authority to the Adviser as the Board may, in its sole discretion, deem necessary or desirable. Following the Commencement of the Initial Public Offering, the term of retention of any Adviser shall not exceed one year, although there is no limit to the number of times that a particular Adviser may be retained. Prior to the Commencement of the Initial Public Offering, the Sponsor or its Affiliates will make an Initial Investment of $200,000 in the Corporation. The Sponsor or such Affiliate may not sell the Initial Investment while the Sponsor or any affiliate thereof serves as the Sponsor, but may transfer the Initial Investment to other Affiliates.

Section 8.2 Supervision of Adviser. The Board shall review and evaluate the qualifications of the Adviser before entering into, and shall evaluate the performance of the Adviser before renewing, an Advisory Agreement, and the criteria used in such evaluation shall be reflected in the minutes of the meetings of the Board. The Board may exercise broad discretion in allowing the Adviser to administer and regulate the operations and investment activities of the Corporation, to act as agent for the Corporation, to execute documents on behalf of the Corporation and to make executive decisions that conform to general policies and principles established by the Board. The Board shall monitor the Adviser to assure that the administrative procedures, operations and programs of the

Corporation are in the best interests of the Stockholders and are fulfilled. The Independent Directors are responsible for reviewing the fees and expenses of the Corporation at least annually and with sufficient frequency to determine that the fees and expenses incurred are reasonable in light of the investment performance of the Corporation, its Net Assets, its Net Income and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meetings of the Board. The Independent Directors also will be responsible for reviewing, from time to time and at least annually, the performance of the Adviser and determining that compensation to be paid to the Adviser is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by the Charter. The Independent Directors shall also supervise the performance of the Adviser and the compensation paid to the Adviser by the Corporation in order to determine that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as (a) the amount of the fee paid to the Adviser in relation to the size, composition and performance of the assets of the Corporation, (b) the success of the Adviser in generating opportunities that meet the investment objectives of the Corporation, (c) rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services, (d) additional revenues realized by the Adviser and its Affiliates through their relationship with the Corporation, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Corporation or by others with whom the Corporation does business, (e) the quality and extent of service and advice furnished by the Adviser, (f) the performance of the assets of the Corporation, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations, and (g) the quality of the assets of the Corporation relative to the investments generated by the Adviser for its own account. The Independent Directors may also consider all other factors that they deem relevant, and the findings of the Independent Directors on each of the factors considered shall be recorded in the minutes of the Board. The Board shall determine whether any successor Adviser possesses sufficient qualifications to perform the advisory function for the Corporation and whether the compensation provided for in its contract with the Corporation is justified.

Section 8.3 Fiduciary Obligations. The Adviser shall have a fiduciary responsibility and duty to the Corporation and to the Stockholders.

Section 8.4 Term and Termination. Following the Commencement of the Initial Public Offering, the Advisory Agreement shall have a term of no more than one year, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. A majority of the Independent Directors may terminate the Advisory Agreement on 60 days’ written notice without cause or penalty, and, in such event, the Adviser will cooperate with, and take all reasonable steps requested to assist, the Corporation and the Board in making an orderly transition of the advisory function.

Section 8.5 Disposition Fee on Sale of Property. The Corporation may pay the Adviser a real estate commission upon the Sale of one or more Properties, in an amount equal to one-half of the Competitive Real Estate Commission paid, provided that it shall not exceed 3% of the sales price of such Property or Properties. Payment of such fee may be made only if the Adviser provides a substantial amount of services in connection with the Sale of such Property or Properties, as determined by a majority of the Independent Directors. In addition, the amount paid when added to all other real estate commissions paid to unaffiliated parties in connection with such Sale shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the sales price of such Property or Properties.

Section 8.6 Incentive Fees. The Corporation may pay the Adviser an interest in the gain from the Sale of assets, for which full consideration is not paid in cash or property of equivalent value, provided the amount or percentage of such interest is reasonable. Such an interest in gain from the Sale of assets shall be considered presumptively reasonable if it does not exceed 15% of the balance of such net proceeds remaining after payment to holders of Common Shares, in the aggregate, of an amount equal to 100% of the Invested Capital, plus an amount equal to 6% of the Invested Capital per annum cumulative. In the case of multiple Advisers, such Adviser and any of their Affiliates shall be allowed such fees provided such fees are distributed by a proportional method reasonably designed to reflect the value added to the assets by each respective Adviser or any Affiliate.

Section 8.7 Acquisition Fees. The Corporation may pay the Adviser and its Affiliates fees for the review and evaluation of potential investments in assets of the Corporation; provided, however, that the total of all Acquisition Fees and Acquisition Expenses shall be reasonable, and shall not exceed an amount equal to 6% of the Contract Purchase Price or, in the case of a Mortgage, 6% of the funds advanced; and provided, further, that a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to the Corporation.

Section 8.8 Reimbursement for Total Operating Expenses. The Corporation may reimburse the Adviser, at the end of each fiscal quarter, for Total Operating Expenses paid by the Adviser; provided, however, that, following the fourth fiscal quarter after the quarter in which the Corporation makes its first investment in an Asset, the Corporation shall not reimburse the Adviser at the end of any fiscal quarter for Total Operating Expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such four fiscal quarters. The Independent Directors shall have the fiduciary responsibility of limiting Total Operating Expenses to amounts that do not exceed the 2%/25% Guidelines unless they have made a finding that, based on such unusual and non-recurring factors that they deem sufficient, a higher level of expenses (an “Excess Amount”) is justified. Within 60 days after the end of any fiscal quarter of the Corporation for which there is an Excess Amount that the Independent Directors conclude was justified, there shall be sent to the holders of Common Shares a written disclosure of such fact (or, following the Commencement of the Initial Public Offering, shall be disclosed to the holders of Common Shares in the next Quarterly Report on Form 10-Q of the Corporation or by filing a Current Report on Form 8-K with the SEC within 60 days of such quarter end), together with an explanation of the factors the Independent Directors considered in determining that such Excess Amount was justified. Any such finding and the reasons in support thereof shall be reflected in the minutes of the meetings of the Board. In the event that the Independent Directors do not determine that such Excess Amount is justified, the Adviser shall pay the Corporation the amount by which the expenses exceeded the 2%/25% Guidelines.

ARTICLE IX

INVESTMENT POLICIES AND LIMITATIONS

Section 9.1 Review of Investment Policies. The Board shall establish written policies on investments and borrowing and shall monitor the administrative procedures, investment operations and performance of the Corporation and the Adviser to assure that such policies are carried out. The Independent Directors shall review the investment policies of the Corporation with sufficient frequency (and, upon Commencement of the Initial Public Offering, not less often than annually) to determine that the policies being followed by the Corporation are in the best interests of its Stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board.

Section 9.2 Certain Investment Restrictions.

(a) The Corporation may invest in Joint Ventures with the Sponsor, the Adviser, one or more Directors or any Affiliate thereof, only if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve such investment as being fair and reasonable to the Corporation and on substantially the same terms and conditions as, or more favorable than, those received by other joint venturers.

(b) Subject to any limitations in Section 9.3, the Corporation may invest in equity securities, provided that such investment shall be permitted only if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.

Section 9.3 Investment and Other Limitations. In addition to other investment restrictions and guidelines imposed by the Board from time to time, consistent with the Corporation’s objective of qualifying as a REIT, the following limitations shall apply:

(a) Not more than 10% of the Corporation’s total assets shall be invested in Unimproved Real Property or indebtedness secured by a deed of trust or Mortgages on Unimproved Real Property.

(b) The Corporation shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to derivatives related to non-commodity investments, including futures contracts when used solely for the purpose of hedging in connection with the Corporation’s ordinary business of investing in real estate assets, Mortgages and Real Estate-Related Securities.

(c) The Corporation shall not invest in or make any Mortgage unless an appraisal is obtained concerning the underlying property except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of Independent Directors so determine, and in all cases in which the transaction is with the Adviser, the Sponsor, any Director or any Affiliate thereof, such appraisal of the underlying property must be obtained from an Independent Appraiser. Such appraisal shall be maintained in the Corporation’s records for at least five years and shall be available for inspection and duplication by any holder of Common Shares. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy as to the priority of the Mortgage or condition of the title must be obtained.

(d) The Corporation shall not invest in or make any Mortgage, including a construction loan, on any one Real Property if the aggregate amount of all mortgage loans on such Real Property, would exceed an amount equal to 85% of the appraised value of such Real Property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the “aggregate amount of all mortgage loans outstanding on the property, including the loans of the Corporation” shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

(e) The Corporation shall not make or invest in any Mortgages that are subordinate to any lien or other indebtedness or equity interest of the Adviser, any Director, the Sponsor or any Affiliate of the Corporation.

(f) The Corporation shall not issue (i) equity securities redeemable solely at the option of the holder (except that Stockholders may offer their Common Shares to the Corporation pursuant to any repurchase plan adopted by the Board on terms outlined in the Prospectus or Memorandum, as applicable, relating to any Offering, as such plan is thereafter amended in accordance with its terms); (ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt, as determined by the Board of Directors or a duly authorized officer of the Corporation; (iii) equity securities on a deferred payment basis or under similar arrangements; or (iv) options or warrants to the Adviser, the Directors, the Sponsor or any Affiliate thereof except on the same terms as such options or warrants, if any, are sold to the general public. Options or warrants may be issued to Persons other than the Adviser, the Directors, the Sponsor or any Affiliate thereof, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the Independent Directors has a market value less than the value of such option or warrant on the date of grant. Options or warrants granted to the Adviser, the Directors, the Sponsor or any Affiliate thereof shall not be exercisable for a number of Shares that exceeds 10% of the outstanding Shares on the date of grant. Following the Commencement of the Initial Public Offering, the voting rights per Share (other than any publicly held Share) sold in a Private Placement shall not exceed the voting rights which bear the same relationship to the voting rights of a publicly held Share as the consideration paid to the Corporation for each privately offered Share bears to the book value of each outstanding publicly held Share.

(g) A majority of Directors shall determine that the consideration paid for Real Property acquired by the Corporation shall ordinarily be based on the fair market value of the Real Property. If a majority of the Independent Directors on the Board of Directors or a duly authorized committee of the Board determines, or if the Real Property is acquired from the Adviser, a Director, the Sponsor or their Affiliates, such fair market value shall be determined by a qualified Independent Appraiser selected by such Independent Directors.

(h) The aggregate Leverage shall be reasonable in relation to the Net Assets and shall be reviewed by the Board at least quarterly. The maximum amount of such Leverage in relation to Net Assets shall not exceed 300%. Notwithstanding the foregoing, Leverage may exceed such limit if any excess in borrowing over such level is approved by a majority of the Independent Directors. Any such excess borrowing shall be disclosed to Stockholders in the next quarterly report of the Corporation following such borrowing, along with justification for such excess.

(i) The Corporation will not make any investment that the Corporation believes will cause it to be classified as an “investment company” under the Investment Company Act of 1940, as amended.

(j) The Corporation will not make any investment that the Corporation believes will be inconsistent with its objectives of qualifying and remaining qualified as a REIT unless and until the Board determines, in its sole discretion, that REIT qualification is not in the best interests of the Corporation.

(k) The Corporation shall not invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title.

(l) The Corporation shall not engage in the business of underwriting or the agency distribution of securities issued by other Persons.

(m) The Corporation shall not acquire interests or securities in any entity holding investments or engaging in activities prohibited by this Article IX except for investments in which the Corporation holds a non-controlling interest or investments in any entity having securities listed on a national securities exchange or included for quotation on an interdealer quotation system.

(n) Following the eighteen (18) month anniversary of the Commencement of the Initial Public Offering, the Corporation may not invest more than 30% of the Corporation’s total assets in a single real estate asset or in the securities of a single issuer (provided, for the avoidance of doubt, that no Joint Venture shall be deemed an issuer for purposes of the foregoing).

ARTICLE X

CONFLICTS OF INTEREST

Section 10.1 Sales and Leases to the Corporation. The Corporation may purchase or lease an asset or assets from the Sponsor, the Adviser, a Director or any Affiliate thereof upon a finding by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction that such transaction is fair and reasonable to the Corporation and at a price to the Corporation no greater than the cost of the asset to such Sponsor, Adviser, Director or Affiliate or, if the price to the Corporation is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the purchase price paid by the Corporation for any such asset exceed the asset’s current appraised value.

Section 10.2 Sales and Leases to the Sponsor, Adviser, Directors or Affiliates. The Adviser, the Sponsor, a Director or any Affiliate thereof may purchase or lease an asset or assets from the Corporation if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Corporation.

Section 10.3 Other Transactions.

(a) The Corporation shall not make loans to the Sponsor, the Adviser, a Director or any Affiliate thereof except Mortgages pursuant to Section 9.3(c), (d) and (e) hereof or loans to wholly owned subsidiaries of the Corporation. This restriction on loans applies only to advances of cash that are commonly viewed as loans, as determined by the Board of Directors, and does not apply to advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor does it limit the Corporation’s ability to advance reimbursable expenses incurred by Directors or officers or the Adviser or its Affiliates.

(b) The Corporation may not borrow money from the Sponsor, the Adviser, a Director or any Affiliate thereof, unless approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Corporation than comparable loans between unaffiliated parties under the same circumstances.

(c) The Corporation shall not engage in any other transaction with the Sponsor, the Adviser, a Director or any Affiliate thereof unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction approve such transaction as fair and reasonable to the Corporation and on terms and conditions no less favorable to the Corporation than those available from unaffiliated third parties.

ARTICLE XI

STOCKHOLDERS

Section 11.1 Meetings. There shall be an annual meeting of the Stockholders, to be held on such date and at such time and place, and commencing in such year, as shall be determined by or in the manner prescribed in the Bylaws, at which the Directors shall be elected and any other proper business may be conducted; provided that such annual meeting will be held upon reasonable notice and within a reasonable period (not less than 30 days) following delivery of any annual report. The Board of Directors, including the Independent Directors, if any, shall be required to take reasonable steps to ensure that this requirement is met. The holders of a majority of Shares entitled to vote who are present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to elect the Directors. Notwithstanding the foregoing sentence, prior to the Commencement of the Initial Public Offering, a plurality of all the votes cast at a meeting of Stockholders duly called and at which a quorum is present shall be sufficient to elect a Director. A quorum shall be the presence in person or by proxy of Stockholders entitled to cast at least 50% of all the votes entitled to be cast at such meeting on any matter. Special meetings of Stockholders may be called in the manner provided in the Bylaws, including by the chief executive officer, the president, the chairperson of the board, a majority of the Directors or a majority of the Independent Directors, and shall be called by the secretary of the Corporation to act on any matter that may properly be considered at a meeting of Stockholders upon the written request of Stockholders entitled to cast not less than 10% of all the votes entitled to be cast on such matter at such meeting. Notice of any special meeting of Stockholders shall be given as provided in the Bylaws. If the meeting is called by the secretary upon the written request of Stockholders as described in this Section 11.1, notice of the special meeting shall be sent to all Stockholders within 10 days of the receipt of the written request and the special meeting shall be held at the time and place specified in the Stockholder request not less than 15 days nor more than 60 days after the delivery of the notice; provided, however, that if no time or place is so specified in the Stockholder request, at such time and place convenient to the Stockholders. If there are no Directors, the officers of the Corporation shall promptly call a special meeting of the Stockholders entitled to vote for the election of successor Directors. Any meeting may be adjourned and reconvened as the Board may determine or as otherwise provided in the Bylaws.

Section 11.2 Voting Rights of Stockholders. Subject to the mandatory provisions of any applicable laws or regulations, the holders of Common Shares shall be entitled to vote only on the following matters: (a) election or removal of Directors, without the necessity for concurrence by the Board, as provided in Sections 11.1 hereof; (b) amendment of the Charter as provided in Article XIII hereof; (c) dissolution of the Corporation; (d) merger, conversion or consolidation of the Corporation, a statutory share exchange or the sale or other disposition of all or substantially all of the Corporation’s assets; and (e) such other matters with respect to which the Board of Directors has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the Stockholders for approval or ratification. Without the approval of a majority of the Shares entitled to vote on the matter, the Board may not (i) amend the Charter to adversely affect the rights, preferences and privileges of the Stockholders; (ii) amend provisions of the Charter relating to Director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions; (iii) liquidate or dissolve the Corporation other than before the initial investment in Property; (iv) sell all or substantially all of the Corporation’s assets other than in the ordinary course of business or as otherwise permitted by law; or (v) cause the merger or reorganization of the Corporation except as permitted by law.

Section 11.3 Voting Limitations on Shares Held by the Adviser, Directors and Affiliates. With respect to Shares owned by the Adviser, any Director or any of their Affiliates, following the Commencement of the Initial Public Offering, neither the Adviser, nor such Director(s), nor any of their Affiliates may vote or consent on matters submitted to the Stockholders regarding the removal of the Adviser, such Director(s) or any of their Affiliates or any transaction between the Corporation and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Adviser, such Director and any of their Affiliates may not vote or consent, any Shares owned by any of them shall not be included.

Section 11.4 Right of Inspection. Any holder of Common Shares and any designated representative thereof shall be permitted access to the records of the Corporation to which it is entitled under applicable law at all reasonable times, and may inspect and copy any of them for a reasonable charge. Inspection of the Corporation’s books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.

Section 11.5 Access to Stockholder List. An alphabetical list of the names, addresses and telephone numbers of the holders of Common Shares, along with the number of Shares held by each of them (the “Stockholder List”), shall be maintained as part of the books and records of the Corporation and, following the Commencement of the Initial Public Offering, shall be available for inspection by any holder of Common Shares or such holder’s designated agent at the home office of the Corporation upon the request of the holder of Common Shares. The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Stockholder List shall be mailed to any holder of Common Shares so requesting within ten days of receipt by the Corporation of the request. The copy of the Stockholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). The Corporation may impose a reasonable charge for expenses incurred in reproduction pursuant to such holder’s request. The purposes for which a holder of Common Shares may request a copy of the Stockholder List following the Commencement of the Initial Public Offering include, without limitation, matters relating to such holder’s voting rights, the exercise of such holder’s rights under federal proxy laws and any other proper purpose.

If the Adviser or the Corporation neglects or refuses to exhibit, produce or mail a copy of the Stockholder List as requested, the Adviser and/or the Corporation, as the case may be, shall be liable to any holder of Common Shares requesting the Stockholder List for the costs, including reasonable attorneys’ fees, incurred by such holder of Common Shares for compelling the production of the Stockholder List, and for actual damages suffered by any holder of Common Shares by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure the Stockholder List or other information for the purpose of selling the Stockholder List or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a holder of Common Shares relative to the affairs of the Corporation. The Corporation may require the holder of Common Shares requesting the Stockholder List to represent that the Stockholder List is not requested for a commercial purpose unrelated to such holder’s interest in the Corporation. The remedies provided hereunder to holders of Common Shares requesting copies of the Stockholder List are in addition to, and shall not in any way limit, other remedies available to holders of Common Shares under federal law or the laws of any state.

Section 11.6 Reports. For each fiscal year after the Commencement of the Initial Public Offering, the Directors, including the Independent Directors, shall take reasonable steps to insure that the Corporation shall cause to be prepared and mailed or delivered to each holder of Common Shares as of a record date after the end of the fiscal year, within 120 days after the end of the fiscal year to which it relates, an annual report that shall include: (a) financial statements prepared in accordance with generally accepted accounting principles that are audited and reported on by independent certified public accountants; (b) the ratio of the costs of raising capital during the period to the capital raised; (c) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Adviser and any Affiliate of the Adviser by the Corporation and including fees or charges paid to the Adviser and any Affiliate of the Adviser by third parties doing business with the Corporation; (d) the Total Operating Expenses of the Corporation, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (e) a report from the Independent Directors that the policies being followed by the Corporation are in the best interests of the holders of Common Shares and the basis for such determination; and (f) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Corporation, the Directors, the Adviser, the Sponsors and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions. Alternatively, such information may be provided in a proxy statement delivered with the annual report. The annual report and proxy statement may be delivered by any reasonable means, including through an electronic medium. Electronic delivery of the annual report or proxy statement shall comply with any then-applicable rules of the SEC.

Section 11.7 Tender Offers.

(a) If any Person makes a tender offer for Shares, including, without limitation, a “mini-tender” offer, such Person (a “Bidder”) must comply with all of the provisions set forth in Regulation 14D of the Exchange Act, including, without limitation, disclosure and notice requirements, that would be applicable if the tender offer was for more than 5% of the outstanding Shares; provided, however, that such documents are not required to be filed with the SEC. In addition, any Bidder must provide notice to the Corporation at least 10 Business Days prior to initiating any such tender offer. If any Bidder initiates a tender offer without complying with the foregoing (a “Non-Compliant Tender Offer”), the Corporation may elect to publish, send or give to Stockholders and the Bidder a statement (a “Position Statement”), which Position Statement may be posted on the Corporation’s website, disclosing that the Corporation (a) recommends acceptance or rejection of the Non-Compliant Tender Offer, (b) expresses no opinion and is remaining neutral toward the Non-Compliant Tender Offer, or (c) is unable to take a position with respect to the Non-Compliant Tender Offer. If the Corporation issues a Position Statement but does not recommend acceptance of the Non-Compliant Tender Offer, then the Corporation may elect to cause the rescission provisions of paragraph (b) of this Section 11.7 to be applicable by including a notice of such election (a “11.7(b) notice”) in the Position Statement within 10 Business Days of the Corporation becoming aware of the commencement of the Non-Compliant Tender Offer.

(b) If the Corporation includes a 11.7(b) notice in a Position Statement, and any Stockholder who tendered Shares in connection with the Non-Compliant Tender Offer delivers a notice (a “Rescission Notice”) to the Corporation within 30 days of issuance of the Position Statement indicating a desire to rescind such Stockholder’s tender, then such purported tender shall be void ab initio and the Bidder shall acquire no rights in such Shares and the Stockholder who delivered the Rescission Notice shall continue to have all rights in such Shares. Until the expiration of this 30-day period, the Corporation shall not record a transfer of Shares to the Bidder or its assignee in connection with the Tender Offer.

(c) In addition, unless waived by the Corporation, any Person who makes a Non-Compliant Tender Offer that is not recommended by the Corporation in the Position Statement shall be responsible for all expenses incurred by the Corporation in connection with (x) its review and consideration of the Non-Compliant Tender Offer, including board of directors meeting costs and the costs of counsel and financial advisors, (y) the publication and/or distribution of the Position Statement, including printing and mailing costs, and (z) the enforcement of the provisions of this Section 11.7. In addition to the remedies provided herein, the Corporation may seek injunctive relief, including, without limitation, a temporary or permanent restraining order, in connection with any Non-Compliant Tender Offer.

(d) This Section 11.7 shall be of no force or effect with respect to any Shares that are then Listed as of the date of the commencement of the tender offer.

ARTICLE XII

LIABILITY LIMITATION AND INDEMNIFICATION

Section 12.1 Limitation of Stockholder Liability. No Stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Corporation by reason of his being a Stockholder, nor shall any Stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the assets or the affairs of the Corporation by reason of his being a Stockholder.

Section 12.2 Limitation of Director and Officer Liability.

(a) Subject to any limitations set forth under Maryland law or in paragraph 12.2(b), no Director or officer of the Corporation shall be liable to the Corporation or its Stockholders for money damages. Neither the amendment nor repeal of this Section 12.2(a), nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Section 12.2(a), shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

(b) Notwithstanding anything to the contrary contained in paragraph (a) above, following the Commencement of the Initial Public Offering, the Corporation shall not provide that a Director, the Adviser or any Affiliate of the Corporation or the Adviser (the “Indemnitee”) be held harmless for any loss or liability suffered by the Corporation, unless all of the following conditions are met:

(i) The Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Corporation.

(ii) The Indemnitee was acting on behalf of or performing services for the Corporation.

(iii) Such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a Director (other than an Independent Director), the Adviser or an Affiliate of the Corporation or the Adviser or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Director.

(iv) Such agreement to hold harmless is recoverable only out of Net Assets and not from the Stockholders.

Section 12.3 Indemnification.

(a) Subject to any limitations set forth under Maryland law or in paragraph (b) or (c) below, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Director or officer of the Corporation and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, (ii) any individual who, while a Director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (iii) the Adviser or any of its Affiliates acting as an agent of the Corporation. The rights to indemnification and advance of expenses provided to a Director or officer hereby shall vest immediately upon election of such Director or officer. The Corporation may, with the approval of the Board of Directors or any duly authorized committee thereof, provide such indemnification and advance for expenses to a Person who served a predecessor of the Corporation in any of the capacities described in (i) or (ii) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The Board may take such action as is necessary to carry out this Section 12.3(a). No amendment of the Charter or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

(b) Notwithstanding anything to the contrary contained in paragraph (a) above, following the Commencement of the Initial Public Offering, the Corporation shall not provide for indemnification of an Indemnitee for any liability or loss suffered by such Indemnitee, unless all of the following conditions are met:

(i) The Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Corporation.

(ii) The Indemnitee was acting on behalf of or performing services for the Corporation.

(iii) Such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a Director (other than an Independent Director), the Adviser or an Affiliate or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Director.

(iv) Such indemnification or agreement to hold harmless is recoverable only out of Net Assets and not from the Stockholders.

(c) Notwithstanding anything to the contrary contained in paragraph (a) above, following the Commencement of the Initial Public Offering, the Corporation shall not provide indemnification to an Indemnitee for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws.

Section 12.4 Payment of Expenses. Following the Commencement of the Initial Public Offering, the Corporation may pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of final disposition of a proceeding only if all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Corporation, (b) the Indemnitee provides the Corporation with written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification by the Corporation as authorized by Section 12.3 hereof, (c) the legal proceeding was initiated by a third party who is not a Stockholder or, if by a Stockholder of the Corporation acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (d) the Indemnitee provides the Corporation with a written agreement to repay the amount paid or reimbursed by the Corporation, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification.

Section 12.5 Express Exculpatory Clauses in Instruments. Neither the Stockholders nor the Directors, officers, employees or agents of the Corporation shall be liable under any written instrument creating an obligation of the Corporation by reason of their being Stockholders, Directors, officers, employees or agents of the Corporation, and all Persons shall look solely to the Corporation’s assets for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Stockholder, Director, officer, employee or agent liable thereunder to any third party, nor shall the Directors or any officer, employee or agent of the Corporation be liable to anyone as a result of such omission.

ARTICLE XIII

AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any Shares. All rights and powers conferred by the Charter on Stockholders, Directors and officers are granted subject to this reservation. Except for those amendments permitted to be made without Stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if approved by the affirmative vote of a majority of all votes entitled to be cast on the matter, including without limitation, (a) any amendment which would adversely affect the rights, preferences and privileges of the Stockholders and (b) any amendment to Sections 7.2 and 7.5 of Article VII, Article IX, Article X, Article XII, Article XIV hereof and this Article XIII (or any other amendment of the Charter that would have the effect of amending such sections).

ARTICLE XIV

ROLL-UP TRANSACTIONS

In connection with any proposed Roll-Up Transaction following the Commencement of the Initial Public Offering, an appraisal of all of the Corporation’s assets shall be obtained from a competent Independent Appraiser. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering. The Corporation’s assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the assets over a twelve-month period. The terms of the engagement of the Independent Appraiser shall clearly state that the engagement is for the benefit of the Corporation and the Stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction following the Commencement of the Initial Public Offering, the Person sponsoring the Roll-Up Transaction shall offer to holders of Common Shares who vote against the proposed Roll-Up Transaction the choice of:

(a) accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

(b) one of the following:

(i) remaining as Stockholders and preserving their interests therein on the same terms and conditions as existed previously; or

(ii) receiving cash in an amount equal to the Stockholder’s pro rata share of the appraised value of the Net Assets.

The Corporation is prohibited from participating in any proposed Roll-Up Transaction following the Commencement of the Initial Public Offering:

(a) that would result in the holders of Common Shares having democracy rights in a Roll-Up Entity that are less than the rights provided for in Sections 5.3, 11.1, 11.2, 11.3, 11.6 and 12.1 hereof;

(b) that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of Shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Shares held by that investor;

(c) in which investor’s rights to access of records of the Roll-Up Entity will be less than those described in Sections 11.4 and 11.5 hereof; or

(d) in which any of the costs of the Roll-Up Transaction would be borne by the Corporation if the Roll-Up Transaction is rejected by the holders of Common Shares.

THIRD: The amendment and restatement of the charter of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

FOURTH: The current address of the principal office of the Corporation is as set forth in Article III of the foregoing amendment and restatement of the charter.

FIFTH: The name and address of the Corporation’s current resident agent is as set forth in Article III of the foregoing amendment and restatement of the charter.

SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article VII of the foregoing amendment and restatement of the charter.

SEVENTH: The undersigned acknowledges these Second Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[signature page follows]

IN WITNESS WHEREOF, the Corporation has caused these Second Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this 1st day of March, 2021.

INVESCO REAL ESTATE INCOME TRUST INC.

By:	/s/ R. Scott Dennis	(SEAL)
	Name:	R. Scott Dennis
	Title:	President and Chief Executive Officer

ATTEST:

By:	/s/ Christopher B. Fischer
	Name:	Christopher B. Fischer
	Title:	Secretary

Exhibit A

12.5% Series A Redeemable Cumulative Preferred Stock

1. Designation, Number and Rank. A series of Preferred Shares, designated the 12.5% Series A Redeemable Cumulative Preferred Stock (the “Series A Preferred Shares”), is hereby established. The total number of authorized Series A Preferred Shares shall be 125. The Series A Preferred Shares shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, rank senior to all equity securities issued by the Corporation, including without limitation, all classes or series of Common Shares. The term “equity securities” shall not include convertible debt securities.

2. Dividends.

(a) The record holders of the then outstanding Series A Preferred Shares shall be entitled to receive cumulative preferential cash dividends, when and as authorized by the Board of Directors and declared by the Corporation, out of funds legally available for the payment of dividends, at the rate of 12.5% per annum of the total of (i) the $500 liquidation preference (the “Liquidation Preference”) plus (ii) all accumulated and unpaid dividends thereon which are in arrears. Such dividends shall accrue on a daily basis and be cumulative from the first date on which any Series A Preferred Share is issued, such issue date to be contemporaneous with the first receipt by the Corporation of subscription funds for the Series A Preferred Shares (the “Initial Issue Date”), and shall be payable semi-annually in arrears on June 30 and December 31 of each year or, if not a business day, the next succeeding business day (each, a “Preferred Dividend Payment Date”). Any distribution payable on the Series A Preferred Shares for any partial Preferred Dividend Period (as defined below) shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The term “Preferred Dividend Period” shall mean, with respect to the first “Preferred Dividend Period,” the period from and including the Initial Issue Date to and including the first Preferred Dividend Payment Date, and with respect to each subsequent “Preferred Dividend Period,” the period from but excluding a Preferred Dividend Payment Date to and including the next succeeding Preferred Dividend Payment Date or other date as of which accrued dividends are to be calculated. Dividends shall be paid to holders of record of the Series A Preferred Shares as their names appear in the stock transfer records of the Corporation at the close of business on the applicable record date, which shall be the 15th day of the calendar month in which the applicable Preferred Dividend Payment Date falls or such other date designated by the Board of Directors for the payment of dividends that is not more than 30 nor less than 10 days prior to such Preferred Dividend Payment Date (each, a “Preferred Dividend Record Date”). Dividends in respect of any past Preferred Dividend Periods that are in arrears may be authorized and paid at any time to holders of record on the Preferred Dividend Record Date related to each such Preferred Dividend Period. Any dividend payment made on the Series A Preferred Shares shall be credited first against the earliest accrued but unpaid dividend due which remains payable.

(b) No dividends on the Series A Preferred Shares shall be authorized by the Board of Directors or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization, payment or setting apart for payment shall be restricted or prohibited by law.

(c) Notwithstanding the foregoing, dividends on the Series A Preferred Shares shall accrue whether or not the terms and provisions set forth in Section 2(b) hereof at any time prohibit the current payment of dividends, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared. Dividends shall be authorized and paid when due in all events to the fullest extent permitted by law and, if revaluation of the Corporation or its assets would permit payment of dividends which would otherwise be prohibited, then such revaluation shall be done. Accrued but unpaid dividends on the Series A Preferred Shares shall accumulate as of the Preferred Dividend Payment Date on which they first become payable.

(d) Except as provided in Section 2(e), unless full cumulative dividends on all outstanding Series A Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past Preferred Dividend Periods, no dividends (other than in Common Shares or other shares of stock ranking junior to the Series A Preferred Shares as to dividends and upon liquidation) shall be authorized or paid or set apart for payment nor shall any other distribution be authorized or made upon the Common Shares or any other shares of stock of the Corporation ranking junior to the Series A Preferred Shares as to dividends or upon liquidation, nor shall any Common Shares or other shares of stock of the Corporation ranking junior to the Series A Preferred Shares as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other shares of stock of the Corporation ranking junior to the Series A Preferred Shares as to dividends and upon liquidation and except for transfers, redemptions or purchases made pursuant to the provisions of Article VI of the Charter).

(e) When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Shares, all dividends authorized upon the Series A Preferred Shares shall be authorized and paid pro rata based on the number of Series A Preferred Shares then outstanding.

(f) Holders of the Series A Preferred Shares shall not be entitled to any dividend, whether payable in cash, property or securities in excess of the full cumulative dividends on the Series A Preferred Shares as described above.

(g) If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 856 of the Code) any portion (the “Capital Gains Amount”) of the dividends paid or made available for the year to holders of all classes of stock (the “Total Dividends”), then the Capital Gains Amount allocable to holders of the Series A Preferred Shares shall be the amount that the total dividends paid or made available to the holders of the Series A Preferred Shares for the year bears to the Total Dividends.

3. Liquidation Preference.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Series A Preferred Shares shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders a distribution in cash in the amount of the Liquidation Preference plus an amount equal to all dividends accrued and unpaid thereon to the date of payment, plus, if applicable, the Redemption Premium (as defined below) then in effect, before any distribution of assets is made to holders of Common Shares or any other class or series of stock of the Corporation that ranks junior to the Series A Preferred Shares as to liquidation rights.

(b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Corporation are insufficient to pay the amount of the Liquidation Preference plus an amount equal to all dividends accrued and unpaid on all outstanding Series A Preferred Shares, then the holders of the Series A Preferred Shares shall share ratably in any such distribution of assets in proportion to the full liquidating dividends to which they would otherwise be entitled.

2

(c) After payment of the full amount of liquidating dividends to which they are entitled, the holders of the Series A Preferred Shares shall have no right or claim to any of the remaining assets of the Corporation.

(d) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given to each record holder of the Series A Preferred Shares.

(e) Neither the consolidation or merger of the Corporation with or into any other corporation, limited liability company, partnership, limited partnership, trust or other entity or of any other corporation, limited liability company, partnership, limited partnership, trust or other entity with or into the Corporation, nor the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, shall be deemed to constitute a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 3.

4. Redemption.

(a) Right of Optional Redemption. The Corporation, at its option and upon written notice, may redeem the Series A Preferred Shares, in whole or in part, at any time or from time to time (the “Redemption Date”), for cash at a redemption price of $500 per Series A Preferred Share, plus an amount equal to all accrued and unpaid dividends thereon to and including the date fixed for redemption (except as provided in Section 4(c) below) (the “Redemption Price”), plus a redemption premium per Series A Preferred Share (each, a “Redemption Premium”) as follows:

Period	Redemption Premium
Issuance date until December 31, 2022	$50
Thereafter	0

If less than all outstanding Series A Preferred Shares are to be redeemed, the Series A Preferred Shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Corporation.

(b) Limitations on Redemption. Unless full cumulative dividends on all outstanding Series A Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past Preferred Dividend Periods, no Series A Preferred Shares shall be redeemed unless all outstanding Series A Preferred Shares are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire directly or indirectly any Series A Preferred Shares (except by exchange for Common Shares or other shares of stock of the Corporation ranking junior to the Series A Preferred Shares as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of the Series A Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Shares or any such purchase or acquisition made in order to ensure that the Corporation remains qualified as a real estate investment trust for federal income tax purposes.

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(c) Rights to Dividends on Shares Called for Redemption. Immediately prior to any redemption of the Series A Preferred Shares, the Corporation shall pay, in cash, any accumulated and unpaid dividends on the Series A Preferred Shares to and including the Redemption Date, unless a Redemption Date falls after a Preferred Dividend Record Date and prior to the corresponding Preferred Dividend Payment Date, in which case each holder of the Series A Preferred Shares at the close of business on such Preferred Dividend Record Date shall be entitled to the dividend payable on such Series A Preferred Shares on the corresponding Preferred Dividend Payment Date notwithstanding the redemption of such Series A Preferred Shares before such Preferred Dividend Payment Date.

(d) Procedures for Redemption.

(i) Notice of redemption shall be given by the Corporation, addressed to the respective holders of record of the Series A Preferred Shares to be redeemed. No failure to give such notice or any defect thereof or in the sending thereof shall affect the validity of the proceedings for the redemption of any Series A Preferred Shares except as to the holder to whom notice was defective or not given.

(ii) In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Shares may be listed or admitted to trading, such notice shall state: (A) the Redemption Date; (B) the Redemption Price; (C) the Redemption Premium, if any; (D) the number of Series A Preferred Shares to be redeemed; (E) the place or places where the Series A Preferred Shares are to be surrendered (if so required in the notice) for payment of the Redemption Price; and (F) that dividends on the Series A Preferred Shares to be redeemed shall cease to accrue on such Redemption Date. If less than all of the Series A Preferred Shares held by any holder are to be redeemed, the notice sent to such holder shall also specify the number of Series A Preferred Shares held by such holder to be redeemed.

(iii) If notice of redemption of any Series A Preferred Shares has been given and if the funds necessary for such redemption have been set apart by the Corporation in trust for the benefit of the holders of any Series A Preferred Shares so called for redemption, then, from and after the Redemption Date, dividends shall cease to accrue on such Series A Preferred Shares, such Series A Preferred Shares shall no longer be deemed outstanding and all rights of the holders of such Series A Preferred Shares shall terminate, except the right to receive the Redemption Price. Holders of the Series A Preferred Shares to be redeemed shall surrender the certificates representing such Series A Preferred Shares, to the extent that such Series A Preferred Shares are certificated, at the place designated in such notice and, upon surrender in accordance with said notice of the certificates representing such Series A Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such Series A Preferred Shares shall be redeemed by the Corporation at the Redemption Price plus any applicable Redemption Premium. In case fewer than all Series A Preferred Shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed Series A Preferred Shares without cost to the holder thereof. In the event that the Series A Preferred Shares to be redeemed are uncertificated, such Series A Preferred Shares shall be redeemed in accordance with the notice and no further action on the part of the holders of such Series A Preferred Shares shall be required.

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(iv) The deposit of funds with a bank or trust company for the purpose of redeeming the Series A Preferred Shares shall be irrevocable except that:

(A) The Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holder of any Series A Preferred Shares redeemed shall have no claim to such interest or other earnings; and

(B) Any balance of money so deposited by the Corporation and unclaimed by the holders of the Series A Preferred Shares entitled thereto at the expiration of two years from the applicable Redemption Date shall be paid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the Series A Preferred Shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

(e) Legally Available Funds. No Series A Preferred Shares may be redeemed except with funds legally available for the payment of the Redemption Price.

(f) Status of Redeemed Shares. Any Series A Preferred Shares that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such Preferred Shares are once more designated as part of a particular series by the Board of Directors.

5. Voting Rights. Except as provided in this Section, the holders of the Series A Preferred Shares shall not be entitled to vote on any matter submitted to stockholders of the Corporation for a vote. Notwithstanding the foregoing, the consent of the holders of a majority of the outstanding Series A Preferred Shares (excluding any Series A Preferred Shares owned by any holder controlling, controlled by, or under common control with the Corporation), voting as a separate class, shall be required for (a) authorization or issuance of any shares of stock of the Corporation senior to or on a parity with the Series A Preferred Shares, (b) any amendment to the Charter which has a material adverse effect on the rights and preferences of the Series A Preferred Shares or (c) any reclassification of the Series A Preferred Shares.

6. Dissenters’ Rights. Holders of the Series A Preferred Shares shall have no dissenters’ rights.

7. Conversion. The Series A Preferred Shares are not convertible into or exchangeable for any other property or securities of the Corporation.

8. Notice. All notices to be given to the holders of the Series A Preferred Shares shall be given by (i) mail, postage prepaid, (ii) overnight delivery courier service, (iii) facsimile transmission, (iv) electronic mail or (v) personal delivery, to the holders of record, addressed to the address or sent to the facsimile number shown by the records of the Corporation.

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9. Restriction on Ownership and Transfer.

(a) The Series A Preferred Shares are subject to the provisions of Article VI of the Charter, including without limitation, the provisions for the redemption of shares of stock transferred to a Trust for the benefit of a Charitable Beneficiary.

(b) The Series A Preferred Shares may not be transferred except in the case of “Permitted Transfers.” The term “Permitted Transfers” shall mean transfers or assignments: (i) by the holder to the Corporation; (ii) by bequest or the laws of descent or distribution; (iii) in connection with a transfer to an unaffiliated third party pursuant to a merger, consolidation, stock-for-stock exchange, tender offer or similar transaction; (iv) to a family member or a controlled entity for bona fide estate planning purposes; (v) by a trust to the trust’s beneficiaries; (vi) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), simultaneously with registration of the Series A Preferred Shares under Section 12 of the Securities Exchange Act of 1934, as amended; and (vii) in reliance upon an available exemption from the registration requirements of the Securities Act. Transfers under clauses (ii), (iii), (iv), (v), (vi), and (vii) shall be subject to the transferee agreeing to be bound by the same restrictions on transfer.

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